Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149200) of Targa Resources Partners LP of our report dated March 31, 2009, except for the effects of the adoption of FASB Statement No. 160 discussed in Note 2, as to which the date is June 1, 2009, relating to the balance sheet of Targa Resources GP LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 1, 2009